SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                          Filed by the Registrant |X|
                 Filed by a Party other than the Registrant |_|

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|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
|X|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to Sec. 240.14a-12

                            FREMONT MUTUAL FUNDS INC.
                (Name of Registrant as Specified in Its Charter)

                  --------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Posted January 11, 2005 on www.fremontfunds.com:

For home page:

Shareholder Meeting scheduled for January 11, 2005 will be adjourned until 8:00 am Friday, January 14th.

Linking to a Page with:

Shareholder Meeting scheduled for January 11, 2005 rescheduled for 8:00 am Friday, January 14th.

The Shareholder Meeting scheduled for January 11, 2005 regarding the reorganization of the Fremont Funds will be adjourned until 8:00 am Friday, January 14, 2005. The meeting will be held at 333 Market Street, 26th Floor, San Francisco, CA 94105. All shareholders with unvoted shares should vote their proxies prior to January 14, 2005. To vote, please see the instructions on your proxy card or call 800.317.8044.

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[LOGO]
FREMONT(R)
FREMONT INVESTMENT ADVISORS

                                                                January 11, 2005

                    Notice of Adjournment & Request for Vote

 Fremont Funds has adjourned the Shareholder Meeting Scheduled for January 11,
                  2005 until 8:00 am on Friday, January 14th.

               YOUR VOTE IS EXTREMELY IMPORTANT, PLEASE VOTE NOW.

Dear Valued Fremont U.S. Micro-Cap Shareholder,

We are writing you because we need your vote on an important matter involving your investment in the Fremont U.S. Micro-Cap Fund ("The Fund"). As discussed in the proxy statement previously mailed to you, The Fund is holding a Special Meeting of Shareholders which has been rescheduled for Friday, January 14, 2005. At the Meeting, shareholders will vote on an agreement and plan of reorganization to allow for the transfer all of the assets of the Fund in a tax-free reorganization to Managers Fremont Micro-Cap Fund. To view the proxy materials please visit www.fremontfunds.com.

It is extremely important that we receive your vote on this important matter. Voting is quick and easy. Please use one of the convenient options below to vote to ensure that it is promptly recorded in time for the Meeting:

      1. Vote by Telephone. You may cast your vote by calling the toll-free number located on the enclosed proxy card. Please make sure you have the proxy card available at the time of the call.

      2. Vote Through the Internet. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website.

If you have any questions relating to this Shareholder Meeting or voting your shares, please call our proxy specialists toll-free at 800.317.8044 (ask for extension 200) between the hours of 9:00 a.m. and 10:00 p.m. Eastern, Monday through Saturday.

If you have voted since the mailing of this letter, we thank you and apologize for the follow up mailing.

Thank you for your time and consideration.

Sincerely,

/s/ E. Douglas Taylor
--------------------------------------
E. Douglas Taylor
President, Fremont Investment Advisors

Must be preceded or accompanied by a current prospectus. Mutual fund investing involves risk; principal loss is possible.

The Fremont Funds are distributed by Quasar Distributors, LLC.  (12/04)